                                                                         Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OLIN CORPORATION
(Exact name of registrant as specified in its charter)
Virginia                                                                                           13-1872319
(State or other jurisdiction of incorporation or organization)                                                                                                        (I.R.S. Employer Identification No.)

190 Carondelet Plaza, Suite 1530, Clayton, Missouri                                                                                                              63105
(Address of Principal Executive Offices)                                                                                                                                    (Zip Code)

OLIN CORPORATION AMENDED AND RESTATED 1997 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
(Full title of the plan)

G. H. Pain
Vice President, General Counsel
and Secretary
Olin Corporation
190 Carondelet Plaza, Suite 1530
Clayton, Missouri 63105
(Name and address of agent for service)

314-480-1400
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer    X            Accelerated filer _______
Non-accelerated filer ______                        Smaller reporting company _______

CALCULATION OF REGISTRATION FEE

                                                         Proposed Maximum
Title of Securities to be Registered	Amount to be registered (1)	Offering Price Per Share (2)	Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $1.00 per share)	300,000	$21.555	$6,466,500	$462.00

(1)           In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend or stock split or as the result of other anti-dilution provisions in the Plan.

(2)           Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h), based upon the average of the high and low prices reported for the Common Stock on April 21, 2010, on the New York Stock Exchange consolidated reporting system.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Olin Corporation (the “Company”) has prepared this Registration Statement (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 300,000 shares of Common Stock, to be issued in accordance with our Amended and Restated 1997 Stock Plan for Non-Employee Directors (the “Plan”).

INCORPORATION OF CONTENTS OF REGISTRATION

STATEMENT BY REFERENCE

The Company filed a registration statement on Form S-8 (File No. 333-148918) with the Securities and Exchange Commission (“SEC”) covering the registration of $3,000,000 in deferred compensation obligations under the Plan, which registration statement incorporated by reference the following previously filed registration statements on Form S-8: (1) File No. 333-124483 registering 250,000 shares under the Plan, (2) File No. 333-110136 registering 50,000 shares under the Plan, (3) File No. 333-97759 registering 100,000 shares and $500,000 in deferred compensation obligations under the Plan, (4) File No. 333-39305 registering 75,000 shares and $2,000,000 in deferred compensation obligations under the Plan, and (5) File No. 333-18619 registering 75,000 shares under the Plan.  Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 300,000 shares of Common Stock pursuant to the Plan. The contents of the prior registration statements (File Nos. 333-148918, 333-124483, 333-110136, 333-97759, 333-39305 and 333-18619) are incorporated herein by reference.

Item 3.                       INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means:

–	incorporated documents are considered part of the prospectus;

–	we can disclose important information to you by referring you to those documents; and

–	information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and;

(b)           The description of our Common Stock contained in Amendment No. 1 to Olin’s Registration Statement on Form S-3 filed on December 20, 2002 (Registration No. 333-101029).

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this registration statement until this offering is completed:

–	reports filed under Section 13(a) and (c) of the Securities Exchange Act of 1934;

–	definitive proxy or information statements filed under Section 14 of the Securities Exchange Act of 1934 in connection with any subsequent stockholders’ meeting; and

–	any reports filed under Section 15(d) of the Securities Exchange Act of 1934.

Item 8.                       EXHIBITS

The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Index is incorporated herein by reference.

SIGNATURES

Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on April 23, 2010.

                   OLIN CORPORATION

                   By:           /s/ George H. Pain
George H. Pain, Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We the undersigned officers and directors of Olin Corporation, hereby severally constitute and appoint Joseph D. Rupp, George H. Pain and John E. Fischer, and each of them individually, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Joseph D. Rupp Joseph D. Rupp	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	April 23, 2010
/s/ John E. Fischer John E. Fischer	Vice President and Chief Financial Officer (Principal Financial Officer)	April 23, 2010
/s/ Gray G. Benoist Gray G. Benoist	Director	April 23, 2010
/s/ Donald W. Bogus Donald W. Bogus	Director	April 23, 2010
/s/ C. Robert Bunch C. Robert Bunch	Director	April 23, 2010
/s/ Randall W. Larrimore Randall W. Larrimore	Director	April 23, 2010
/s/ John M. B. O’Connor John M. B. O’Connor	Director	April 23, 2010
/s/ Richard M. Rompala Richard M. Rompala	Director	April 23, 2010
/s/ Philip J. Schulz Philip J. Schulz	Director	April 23, 2010
/s/ Vincent J. Smith Vincent J. Smith	Director	April 23, 2010
/s/ Todd A. Slater Todd A. Slater	Vice President and Controller (Principal Accounting Officer)	April 23, 2010

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

5	Opinion of Counsel

23.1	Consent of KPMG LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Counsel (contained in Exhibit 5)

24	Power of Attorney (included on signature page)

99
Olin Corporation Amended and Restated 1997 Stock Plan for Non-Employee Directors as amended effective April 22, 2010 (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on March 3, 2010)